EXHIBIT 1

      The undersigned hereby agree, pursuant to Rule 13d-1(f)(1) to file a joint statement on Schedule 13D and amendments thereto pertaining to their beneficial ownership of shares of Common Stock of Infinite Machines Corp.

      This Agreement may be terminated for any reason by any party hereto immediately upon the personal delivery or facsimile transmission of notice to that effect to the other parties hereto.

      This agreement may be executed in counterparts and all so executed shall constitute the agreement.

Date: March 13, 1998

                        CLEARWATER FUND IV, LLC

                        /s/ Hans Frederic Heye
                        -------------------------------------------------
                        By: Hans Frederic Heye
                        Title: Managing Member


                        CLEARWATER OFFSHORE FUND LTD.

                        By: MANNING CONSULTANT LTD., a director

                        By: FALKIRK S.A., as attorney-in-fact

                        /s/ Carol Goodwin
                        -------------------------------------------------
                        By: Carol Goodwin
                        Title: Director